Exhibit 99.1

E V E R C O R E
EVERCORE REPORTS SECOND QUARTER 2017 RESULTS;
QUARTERLY DIVIDEND OF $0.34 PER SHARE

Highlights

▪	Second Quarter Financial Summary

•	Record Second Quarter U.S. GAAP Net Revenues of $370.5 million, up 6% compared to Q2 2016

•	U.S. GAAP Net Income Attributable to Evercore Partners Inc. of $18.2 million, down 25% compared to Q2 2016, or $0.41 per share, down 25% compared to Q2 2016

•	Record Second Quarter Adjusted Net Revenues of $372.7 million, up 7% compared to Q2 2016

•	Adjusted Net Income Attributable to Evercore Partners Inc. of $53.8 million or $1.06 per share, up 2% compared to $1.04 in Q2 2016

▪	Year-to-Date Financial Summary

•	Record U.S. GAAP Net Revenues of $757.7 million, up 25% compared to the same period in 2016

•	Record U.S. GAAP Net Income Attributable to Evercore Partners Inc. of $99.0 million, up 237% compared to the same period in 2016, or $2.18 per share, up 230% compared to the same period in 2016

•	Record Adjusted Net Revenues of $757.4 million, up 25% compared to the same period in 2016

•	Record Adjusted Net Income Attributable to Evercore Partners Inc. of $137.4 million, up 59% compared to the same period in 2016, or $2.68 per share, up 60% compared to the same period in 2016

▪	Investment Banking

•	Advising clients on significant transactions globally:

•	Whole Foods Market on its ~$14 billion sale to Amazon

•	Straight Path Communications Inc. on its $3.1 billion sale to Verizon Communications Inc.

•	Coach Inc. on its $2.4 billion acquisition of Kate Spade & Company

•	Sequa Corporation on its comprehensive restructuring and recapitalization

•	Institutional investors advised by JP Morgan Asset Management on the acquisition of Beacon Rail Leasing

•	Consolidated Container Company on its ~$1.2 billion sale to Loews Corporation

▪	Investment Management

•	Announced the sale of the Institutional Trust and Independent Fiduciary business of Evercore Trust Company

▪
Paul Stefanick to join our Advisory business in New York as a senior leader focused on advising large multinational clients; Tannon Krumpelman joins the Advisory team in New York focused on advising clients in the financial services sector; Josh Schimmer joins Evercore ISI in Los Angeles launching small and mid-cap Biotech coverage

▪
Returned $264.9 million of capital to shareholders for the first six months through dividends and repurchases, including repurchases of 3.1 million shares/units at an average price of $74.76, 2.0 million of which were purchased at an average price of $72.99 in Q2 2017. Quarterly dividend of $0.34 per share

NEW YORK, July 27, 2017– Evercore Partners Inc. (NYSE: EVR) today announced its results for the second quarter ended June 30, 2017.

U.S. GAAP Results:

The following is a discussion of Evercore's results on a U.S. GAAP basis.

	U.S. GAAP
	Three Months Ended			% Change vs.		Six Months Ended
	June 30, 2017	March 31, 2017	June 30, 2016	March 31, 2017	June 30, 2016	June 30, 2017	June 30, 2016	% Change
	(dollars in thousands, except per share data)
Net Revenues	$370,470	$387,247	$350,656	(4%)	6%	$757,717	$608,369	25%
Operating Income	$46,266	$111,329	$62,605	(58%)	(26%)	$157,595	$78,730	100%
Net Income Attributable to Evercore Partners Inc.	$18,184	$80,771	$24,087	(77%)	(25%)	$98,955	$29,405	237%
Diluted Earnings Per Share	$0.41	$1.76	$0.55	(77%)	(25%)	$2.18	$0.66	230%
Compensation Ratio	63.9%	53.1%	63.1%			58.4%	66.0%
Operating Margin	12.5%	28.7%	17.9%			20.8%	12.9%

Net Revenues were $370.5 million for the quarter ended June 30, 2017, an increase of 6% compared to $350.7 million for the quarter ended June 30, 2016. Net Revenues were $757.7 million for the six months ended June 30, 2017, an increase of 25% compared to $608.4 million for the six months ended June 30, 2016. The 26% Operating Income decline in the quarter ended June 30, 2017 was driven, in part, by Special Charges of $21.5 million recognized in the Investment Banking and Investment Management segments. Net Income Attributable to Evercore Partners Inc. for the quarter ended June 30, 2017 was $18.2 million, down 25% compared to $24.1 million for the quarter ended June 30, 2016. Earnings Per Share was $0.41 for the quarter ended June 30, 2017, down 25% in comparison to the quarter ended June 30, 2016. Net Income Attributable to Evercore Partners Inc. for the six months ended June 30, 2017 was $99.0 million, up 237% compared to $29.4 million for the six months ended June 30, 2016. Earnings Per Share was $2.18 for the six months ended June 30, 2017, up 230% in comparison to the six months ended June 30, 2016.

The trailing twelve-month compensation ratio of 59.3% compares to 64.4% for the same period in 2016. The compensation ratio for the six months ended June 30, 2017 was 58.4%, compared to 66.0% for the six months ended June 30, 2016. The compensation ratio for the quarter ended June 30, 2017 was 63.9%, compared to 63.1% for the quarter ended June 30, 2016. The compensation ratios for 2017 were impacted by our review of the outlook for the Evercore ISI business during the first quarter. See the Business Line Reporting - Discussion of U.S. GAAP Results below.

For the three and six months ended June 30, 2017, Evercore's effective tax rate was 46.5% and 25.3%, respectively, compared to 47.7% and 49.5%, respectively, for the three and six months ended June 30, 2016. The decrease in the effective tax rate was primarily driven by the application of a new accounting standard, effective January 1, 2017, related to share-based compensation, which requires that the tax deduction associated with the appreciation in the Firm's share price upon vesting of employee share-based awards above the original grant price be reflected in income tax expense. The effective tax rate is also impacted by the non-deductible treatment of compensation associated with Evercore LP Units/Interests.

Adjusted Results:

The following is a discussion of Evercore's results on an Adjusted basis. See pages 4 and 5 and A-2 to A-14 for further information and reconciliations of these non-GAAP metrics to our U.S. GAAP results.

	Adjusted
	Three Months Ended			% Change vs.		Six Months Ended
	June 30, 2017	March 31, 2017	June 30, 2016	March 31, 2017	June 30, 2016	June 30, 2017	June 30, 2016	% Change
	(dollars in thousands, except per share data)
Net Revenues	$372,704	$384,739	$348,272	(3%)	7%	$757,443	$605,475	25%
Operating Income	$92,139	$96,541	$90,980	(5%)	1%	$188,680	$145,650	30%
Net Income Attributable to Evercore Partners Inc.	$53,761	$83,640	$53,363	(36%)	1%	$137,401	$86,178	59%
Diluted Earnings Per Share	$1.06	$1.61	$1.04	(34%)	2%	$2.68	$1.67	60%
Compensation Ratio	59.0%	59.0%	57.6%			59.0%	57.6%
Operating Margin	24.7%	25.1%	26.1%			24.9%	24.1%

Adjusted Net Revenues were $372.7 million for the quarter ended June 30, 2017, an increase of 7% compared to $348.3 million for the quarter ended June 30, 2016. Adjusted Net Revenues were $757.4 million for the six months ended June 30, 2017, an increase of 25% compared to $605.5 million for the six months ended June 30, 2016. Adjusted Net Income Attributable to Evercore Partners Inc. was $53.8 million for the quarter ended June 30, 2017, increasing modestly in comparison to the quarter ended June 30, 2016. Adjusted Earnings Per Share was $1.06 for the quarter ended June 30, 2017, up 2% in comparison to the quarter ended June 30, 2016. Adjusted Net Income Attributable to Evercore Partners Inc. was $137.4 million for the six months ended June 30, 2017, up 59% compared to $86.2 million for the six months ended June 30, 2016. Earnings Per Share was $2.68 for the six months ended June 30, 2016, up 60% in comparison to the six months ended June 30, 2016.

The Adjusted compensation ratio reflects the cost associated with compensation awarded to employees based on their performance consistent with market rates, and the cost associated with the addition of senior professionals. These new hire costs reflect both the number and seniority of the personnel we recruit and have the potential to change the compensation ratio in any period. The Adjusted compensation ratio for the trailing twelve months was 58.0%, compared to 57.9% for the same period in 2016. The Adjusted compensation ratio for the six months ended June 30, 2017 was 59.0%, compared to 57.6% for the six months ended June 30, 2016. The Adjusted compensation ratio for the quarter ended June 30, 2017 was 59.0%, compared to 57.6% for the quarter ended June 30, 2016.

For the three and six months ended June 30, 2017, Evercore's Adjusted effective tax rate was 37.9% and 24.1%, respectively, compared to 37.5% for the three and six months ended June 30, 2016. The decrease in the Adjusted effective tax rate for the six month period was primarily driven by the application of a new accounting standard, effective January 1, 2017, related to share-based compensation, which requires that the tax deduction associated with the appreciation in the Firm's share price upon vesting of employee share-based awards above the original grant price be reflected in income tax expense. Changes in the Adjusted effective tax rate are also driven by the level of earnings in businesses with minority owners.

Adjusted Net Income Attributable to Evercore Partners Inc. and Adjusted Earnings Per Share for the six months ended June 30, 2017 was $111.9 million and $2.19, respectively, excluding the effects of the change in accounting for income taxes, up 30% and 31%, respectively, versus the six months ended June 30, 2016.

Evercore's quarterly results may fluctuate significantly due to the timing and amount of transaction fees earned, as well as other factors. Accordingly, financial results in any particular quarter may not be representative of future results over a longer period of time.

"We are pleased with the sustained momentum of our business, as we reported record revenues for a second quarter and our eighth consecutive quarter of year-over-year growth in Adjusted net income and earnings per share. Our Advisory business continues to drive our results as we advise on M&A, restructuring and capital markets transactions, both large and small, across multiple sectors and geographies. Our broad capabilities, including advice on activist matters and capital raising in the equity, debt and private capital markets, continue to differentiate us from our competitors and contribute to our growth. Our strong financial performance has enabled us to return $264.9 million of capital to shareholders in the first half of the year," said Ralph Schlosstein, President and Chief Executive Officer. "We recently initiated changes which we believe will help Evercore be better positioned for the future. Most notably, in July, in our Equities business we exchanged the remaining long term performance based consideration associated with the ISI acquisition for units representing a fixed, rather than variable, number of shares. We are well positioned as a leading high quality independent research institution, and the current environment offers select opportunities to strategically add talent to this business. Fixing the number of shares issued fully aligns the objectives of all parties going forward. Additionally, in Investment Management we announced the sale of our Institutional Trust and Independent Fiduciary business, moving to eliminate the potential conflicts that arise between this successful operation and our Advisory business."

"We continued to strategically invest in talent, announcing three additional Senior Managing Directors to our team, increasing the number of announced new SMD hires to six for the year," said John S. Weinberg, Executive Chairman. "We are engaged in active discussions with high quality candidates and will continue to add talent when we find outstanding individuals."

"The fundamentals of a healthy M&A environment remain in place, including low interest rates, abundant credit availability, reasonable business confidence and relatively high equity valuations," said Roger C. Altman, Founder and Senior Chairman. "In particular, the volume of transactions less than $5 billion, which constitute the vast majority of transactions, continues to grow.  Moreover, Evercore's market share of Advisory revenues of publicly reported investment banks has risen again this year."

Non-GAAP Measures:

Throughout this release certain information is presented on an Adjusted basis, which is a non-GAAP measure. Adjusted results begin with information prepared in accordance with accounting principles generally accepted in the United States of America ("U.S. GAAP"), and then those results are adjusted to exclude certain items and reflect the conversion of vested and certain unvested Evercore LP Units and Interests into Class A shares. Evercore believes that the disclosed Adjusted measures and any adjustments thereto, when presented in conjunction with comparable U.S. GAAP measures, are useful to investors to compare Evercore's results across several periods and facilitate an understanding of Evercore's operating results. Evercore uses these measures to evaluate its operating performance, as well as the performance of individual employees. These measures should not be considered a substitute for, or superior to, measures of financial performance prepared in accordance with U.S. GAAP.

Evercore's Adjusted Net Income Attributable to Evercore Partners Inc. for the three and six months ended June 30, 2017 was higher than U.S. GAAP as a result of the exclusion of expenses associated with awards granted in conjunction with certain of the Company's acquisitions, and certain other business acquisition-related charges and Special Charges.

Acquisition-related compensation charges for 2017 include expenses and the reversal of expenses associated with performance-based awards granted in conjunction with the Company's acquisition of ISI. The amount of expense or the reversal of expense for the Class G and H LP Interests is based on the determination if it is probable that Evercore ISI will achieve certain earnings and margin targets in future periods. Acquisition-related charges for 2017 also include professional fees incurred and amortization of intangible assets. Special Charges for 2017 relate to a charge for the impairment of goodwill in the Institutional Asset Management reporting unit and a charge for the impairment of our investment in G5 | Evercore during the second quarter.

In addition, for Adjusted purposes, client related expenses have been presented as a reduction from Revenues and Non-compensation costs.

Evercore's Adjusted Diluted Shares Outstanding for the three and six months ended June 30, 2017 were higher than U.S. GAAP as a result of the inclusion of Evercore LP Units, as well as the assumed vesting of certain Evercore LP Units/Interests and unvested restricted stock units granted to ISI employees.

This release also presents changes in Adjusted Net Revenues, Adjusted Investment Management Revenues and Adjusted Investment Management Expenses from the prior-year periods assuming that the restructuring of certain Investment Management affiliates occurred on December 31, 2015. This includes the transfer of ownership of the Mexican Private Equity Business that occurred on September 30, 2016. Evercore believes this is useful additional information for investors because it improves the comparability of period-over-period results and aligns with management's view of business performance.

Further details of these adjustments, as well as an explanation of similar amounts for the three and six months ended June 30, 2016 and the three months ended March 31, 2017, are included in Annex I, pages A-2 to A-14.

Business Line Reporting - Discussion of U.S. GAAP Results

The following is a discussion of Evercore's segment results on a U.S. GAAP basis.

Investment Banking

	U.S. GAAP
	Three Months Ended			% Change vs.		Six Months Ended
	June 30, 2017	March 31, 2017	June 30, 2016	March 31, 2017	June 30, 2016	June 30, 2017	June 30, 2016	% Change
	(dollars in thousands)
Net Revenues:
Investment Banking Revenue	$357,531	$371,938	$327,174	(4%)	9%	$729,469	$567,800	28%
Other Revenue, net	(1,122)	(1,168)	983	4%	NM	(2,290)	70	NM
Net Revenues	356,409	370,770	328,157	(4%)	9%	727,179	567,870	28%

Expenses:
Employee Compensation and Benefits	227,544	196,125	208,916	16%	9%	423,669	378,634	12%
Non-compensation Costs	61,667	66,488	61,404	(7%)	—%	128,155	118,978	8%
Special Charges	14,400	—	—	NM	NM	14,400	—	NM
Total Expenses	303,611	262,613	270,320	16%	12%	566,224	497,612	14%

Operating Income	$52,798	$108,157	$57,837	(51%)	(9%)	$160,955	$70,258	129%

Compensation Ratio	63.8%	52.9%	63.7%			58.3%	66.7%
Operating Margin	14.8%	29.2%	17.6%			22.1%	12.4%

For the second quarter, Evercore's Investment Banking segment reported Net Revenues of $356.4 million, which represents an increase of 9% from the second quarter of last year. Operating Income of $52.8 million decreased 9% from the second quarter of last year. The Operating Margin was 14.8%, in comparison to 17.6% for the second quarter of last year. For the six months ended June 30, 2017, Investment Banking reported Net Revenues of $727.2 million, an increase of 28% from last year. Year-to-date Operating Income of $161.0 million increased 129% compared to $70.3 million last year. The year-to-date Operating Margin was 22.1% compared to 12.4% last year.

Revenues

	U.S. GAAP
	Three Months Ended			% Change vs.		Six Months Ended
	June 30, 2017	March 31, 2017	June 30, 2016	March 31, 2017	June 30, 2016	June 30, 2017	June 30, 2016	% Change
	(dollars in thousands)
Advisory Fees	$294,804	$312,284	$256,758	(6%)	15%	$607,088	$436,860	39%
Commissions and Related Fees	53,571	49,674	57,178	8%	(6%)	103,245	114,396	(10%)
Underwriting Fees	9,156	9,980	13,238	(8%)	(31%)	19,136	16,544	16%
Investment Banking Revenue	$357,531	$371,938	$327,174	(4%)	9%	$729,469	$567,800	28%

During the second quarter, Investment Banking earned advisory fees from 192 client transactions (vs. 201 in Q2 2016) and fees in excess of $1 million from 61 client transactions (vs. 58 in Q2 2016). For the six months ended June 30, 2017, Investment Banking earned advisory fees from 296 client transactions (vs. 296 last year) and fees in excess of $1 million from 114 client transactions (vs. 99 last year).

During the second quarter, Commissions and Related Fees of $53.6 million decreased 6% from the second quarter of last year on lower trading volume. Underwriting Fees of $9.2 million for the second quarter decreased 31% versus the second quarter of last year, as we participated in 11 underwriting transactions (vs. 13 in Q2 2016); 7 as a bookrunner (vs. 6 in Q2 2016). During the six months ended June 30, 2017, Commissions and Related Fees of $103.2 million decreased 10% from last year on lower trading volume. Underwriting Fees of $19.1 million for the six months ended June 30, 2017 increased 16% from last year.

Expenses

Compensation costs were $227.5 million for the second quarter, an increase of 9% from the second quarter of last year. The trailing twelve-month compensation ratio was 59.5%, down from 65.0% for the same period in 2016. Evercore's Investment Banking compensation ratio was 63.8% for the second quarter, up versus the compensation ratio reported for the second quarter of last year of 63.7%. Year-to-date compensation costs were $423.7 million, an increase of 12% from last year.

Compensation costs include $5.7 million and $10.4 million of expense for the three and six months ended June 30, 2017, respectively, related to the Class E LP Units and $11.3 million and ($14.9) million of expense for the three and six months ended June 30, 2017, respectively, related to the Class G and H LP Interests issued in conjunction with the acquisition of ISI. The Company incurred an expense reversal in the first quarter of 2017 following a review of the outlook for the Evercore ISI business where the Company concluded that it would be appropriate to lower the level of earnings and margins that it considers probable of achievement for future periods. Compensation costs included $20.6 million and $52.3 million of expense for the three and six months ended June 30, 2016, respectively, related to the Class E, G and H LP Units/Interests issued in conjunction with the acquisition of ISI based on the probability assumptions in place at that time.

The life to date expense accrued related to unvested Class H LP Interests as of June 30, 2017 was $67.6 million, which would be reversed if the actual performance fell below, or is deemed probable of falling below, the minimum thresholds prior to vesting. Conversely, assuming the maximum thresholds for the Class G and H LP Interests were considered probable of achievement at June 30, 2017, an additional $86.9 million of expense would have been incurred in the second quarter of 2017 and the remaining expense to be accrued over the future vesting period extending from July 1, 2017 to February 15, 2020 would be $78.5 million. In that circumstance, the total number of Class G and H LP Interests that would vest and become exchangeable to Class E LP Units would be 4.5 million.

As discussed in "Capital Transactions" below, in July 2017, the Board of Directors approved the exchange of all of the outstanding Class H LP Interests into 1.9 million Class J LP Units, which will continue to vest based on the completion of service through February 15, 2020. This modification did not result in any further expense and the remaining expense of approximately $36 million will be recorded ratably from the date of modification to the final vesting date.

Non-compensation costs for the second quarter were $61.7 million, flat compared to the second quarter of last year. The ratio of non-compensation costs to net revenue for the second quarter was 17.3%, compared to 18.7% for the second quarter of last year. Year-to-date non-compensation costs were $128.2 million, up 8% from last year. The ratio of non-compensation costs to net revenue for the six months ended June 30, 2017 was 17.6%, compared to 21.0% last year.

Special Charges reflect an impairment charge of $14.4 million incurred in the second quarter of 2017 related to the Company's equity method investment in G5 | Evercore, resulting from the sustained negative economic and political climate in Brazil.

Investment Management

	U.S. GAAP
	Three Months Ended			% Change vs.		Six Months Ended
	June 30, 2017	March 31, 2017	June 30, 2016	March 31, 2017	June 30, 2016	June 30, 2017	June 30, 2016	% Change
	(dollars in thousands)
Net Revenues:
Investment Management Revenue	$13,882	$16,346	$22,255	(15%)	(38%)	$30,228	$40,684	(26%)
Other Revenue, net	179	131	244	37%	(27%)	310	(185)	NM
Net Revenues	14,061	16,477	22,499	(15%)	(38%)	30,538	40,499	(25%)

Expenses:
Employee Compensation and Benefits	9,312	9,433	12,418	(1%)	(25%)	18,745	22,615	(17%)
Non-compensation costs	4,174	3,872	5,313	8%	(21%)	8,046	9,412	(15%)
Special Charges	7,107	—	—	NM	NM	7,107	—	NM
Total Expenses	20,593	13,305	17,731	55%	16%	33,898	32,027	6%

Operating Income (Loss)	$(6,532)	$3,172	$4,768	NM	NM	$(3,360)	$8,472	NM

Compensation Ratio	66.2%	57.2%	55.2%			61.4%	55.8%
Operating Margin	(46.5%)	19.3%	21.2%			(11.0%)	20.9%

Assets Under Management (in millions) (1)	$8,701	$8,449	$8,545	3%	2%	$8,701	$8,545	2%

(1) Assets Under Management reflect end of period amounts from our consolidated subsidiaries.

For the second quarter, Evercore's Investment Management segment reported Net Revenues of $14.1 million and an Operating Loss of ($6.5) million. The Operating Margin was (46.5%) for the second quarter. For the six months ended June 30, 2017, Investment Management reported Net Revenues of $30.5 million and an Operating Loss of ($3.4) million. The year-to-date Operating Margin was (11.0%), compared to 20.9% last year.

As of June 30, 2017, Investment Management reported $8.7 billion of AUM, an increase of 3% from March 31, 2017.

Revenues

	U.S. GAAP
	Three Months Ended			% Change vs.		Six Months Ended
	June 30, 2017	March 31, 2017	June 30, 2016	March 31, 2017	June 30, 2016	June 30, 2017	June 30, 2016	% Change
	(dollars in thousands)
Investment Advisory and Management Fees:
Wealth Management	$9,861	$9,643	$9,090	2%	8%	$19,504	$17,869	9%
Institutional Asset Management	5,610	5,639	5,906	(1%)	(5%)	11,249	11,585	(3%)
Private Equity	—	—	1,348	NM	NM	—	2,697	NM
Total Investment Advisory and Management Fees	15,471	15,282	16,344	1%	(5%)	30,753	32,151	(4%)

Realized and Unrealized Gains (Losses):
Institutional Asset Management	943	725	1,147	30%	(18%)	1,668	2,402	(31%)
Private Equity	(2,532)	339	4,764	NM	NM	(2,193)	6,131	NM
Total Realized and Unrealized Gains (Losses)	(1,589)	1,064	5,911	NM	NM	(525)	8,533	NM

Investment Management Revenue	$13,882	$16,346	$22,255	(15%)	(38%)	$30,228	$40,684	(26%)

On September 30, 2016, the Company completed the transfer of ownership and control of the Mexican Private Equity Business to a newly formed entity, Glisco Partners Inc., which is controlled by the principals of the business.

Investment Advisory and Management Fees of $15.5 million for the second quarter decreased 5% compared to the second quarter of last year, driven primarily by a lack of fees in Private Equity during the second quarter of 2017, partially offset by higher fees in Wealth Management in the second quarter of 2017.

Realized and Unrealized Losses of ($1.6) million in the second quarter decreased relative to the second quarter of last year, driven principally by losses related to the wind-down of a Private Equity fund in Mexico.

Expenses

Investment Management's second quarter expenses were $20.6 million, an increase of 16% compared to the second quarter of last year. Year-to-date Investment Management expenses were $33.9 million, up 6% from last year.

Special Charges reflect an impairment charge of $7.1 million incurred in the second quarter of 2017 related to goodwill in the Company's Institutional Asset Management reporting unit where the fair value has been reduced relative to the remaining goodwill as a result of the pending sale of the Institutional Trust and Independent Fiduciary business of Evercore Trust Company.

Business Line Reporting - Discussion of Adjusted Results

The following is a discussion of Evercore's segment results on an Adjusted basis. See pages 4 and 5 and A-2 to A-14 for further information and reconciliations of these metrics to our U.S. GAAP results.

Investment Banking

	Adjusted
	Three Months Ended			% Change vs.		Six Months Ended
	June 30, 2017	March 31, 2017	June 30, 2016	March 31, 2017	June 30, 2016	June 30, 2017	June 30, 2016	% Change
	(dollars in thousands)
Net Revenues:
Investment Banking Revenue	$355,420	$365,106	$320,924	(3%)	11%	$720,526	$557,356	29%
Other Revenue, net	1,303	1,413	3,859	(8%)	(66%)	2,716	4,424	(39%)
Net Revenues	356,723	366,519	324,783	(3%)	10%	723,242	561,780	29%

Expenses:
Employee Compensation and Benefits	210,442	217,496	188,178	(3%)	12%	427,938	326,137	31%
Non-compensation Costs	57,051	57,413	52,198	(1%)	9%	114,464	102,581	12%
Total Expenses	267,493	274,909	240,376	(3%)	11%	542,402	428,718	27%

Operating Income	$89,230	$91,610	$84,407	(3%)	6%	$180,840	$133,062	36%

Compensation Ratio	59.0%	59.3%	57.9%			59.2%	58.1%
Operating Margin	25.0%	25.0%	26.0%			25.0%	23.7%

For the second quarter, Evercore's Investment Banking segment reported Adjusted Net Revenues of $356.7 million, which represents an increase of 10% from the second quarter of last year. Adjusted Operating Income of $89.2 million increased 6% from the second quarter of last year. The Adjusted Operating Margin was 25.0%, in comparison to 26.0% for the second quarter of last year. For the six months ended June 30, 2017, Investment Banking reported Adjusted Net Revenues of $723.2 million, an increase of 29% from last year. Year-to-date Adjusted Operating Income of $180.8 million increased 36% compared to $133.1 million last year. The year-to-date Adjusted Operating Margin was 25.0% compared to 23.7% last year.

Adjusted Revenues

	Adjusted
	Three Months Ended			% Change vs.		Six Months Ended
	June 30, 2017	March 31, 2017	June 30, 2016	March 31, 2017	June 30, 2016	June 30, 2017	June 30, 2016	% Change
	(dollars in thousands)
Advisory Fees (1)	$292,693	$305,452	$250,508	(4%)	17%	$598,145	$426,416	40%
Commissions and Related Fees	53,571	49,674	57,178	8%	(6%)	103,245	114,396	(10%)
Underwriting Fees	9,156	9,980	13,238	(8%)	(31%)	19,136	16,544	16%
Investment Banking Revenue	$355,420	$365,106	$320,924	(3%)	11%	$720,526	$557,356	29%

(1) Advisory Fees on an Adjusted basis reflect the reduction of revenues for client-related expenses and provisions for uncollected receivables of $2,224, $6,683 and $6,540 for the three months ended June 30, 2017, March 31, 2017 and June 30, 2016, respectively, and $8,907 and $10,462 for the six months ended June 30, 2017 and 2016, respectively, as well as the reclassification of earnings (losses) related to our equity investment in G5 | Evercore - Advisory of $56, ($149) and $290 for the three months ended June 30, 2017, March 31, 2017 and June 30, 2016, respectively, and ($93) and $18 for the six months ended June 30, 2017 and 2016, respectively, and the reclassification of earnings related to our equity investment in Luminis of $57 for the three and six months ended June 30, 2017.

During the second quarter, Investment Banking earned advisory fees from 192 client transactions (vs. 201 in Q2 2016) and fees in excess of $1 million from 61 client transactions (vs. 58 in Q2 2016). For the six months ended June 30, 2017, Investment Banking earned advisory fees from 296 client transactions (vs. 296 last year) and fees in excess of $1 million from 114 client transactions (vs. 99 last year).

During the second quarter, Commissions and Related Fees of $53.6 million decreased 6% from the second quarter of last year on lower trading volume. Underwriting Fees of $9.2 million for the second quarter decreased 31% versus the second quarter of last year, as we participated in 11 underwriting transactions (vs. 13 in Q2 2016); 7 as a bookrunner (vs. 6 in Q2 2016). During the six months ended June 30, 2017, Commissions and Related Fees of $103.2 million decreased 10% from last year on lower trading volume. Underwriting Fees of $19.1 million for the six months ended June 30, 2017 increased 16% from last year.

Within the above results, Evercore ISI, our U.S. equities business, reported Net Revenues of $112.6 million for the six months ended June 30, 2017, down 8% from last year. Allocated U.S. underwriting revenues were $9.5 million for the six months ended June 30, 2017 and Operating Margins were 17.0%, compared to 20.7% last year.

Adjusted Expenses

Adjusted compensation costs were $210.4 million for the second quarter, an increase of 12% from the second quarter of last year. The Adjusted trailing twelve-month compensation ratio was 58.3%, down from 58.4% for the same period in 2016. Evercore's Investment Banking Adjusted compensation ratio was 59.0% for the second quarter, up versus the Adjusted compensation ratio reported for the second quarter of last year of 57.9%. Year-to-date Adjusted compensation costs were $427.9 million, an increase of 31% from last year, and the Adjusted compensation ratio was 59.2% for the six months ended June 30, 2017 compared to an Adjusted compensation ratio of 58.1% for the first half of 2016.

Adjusted Non-compensation costs for the second quarter were $57.1 million, up 9% from the second quarter of last year. The increase in Adjusted non-compensation costs versus last year reflects the addition of personnel within most parts of the business. The ratio of Adjusted non-compensation costs to Adjusted net revenue for the second quarter was 16.0%, compared to 16.1% for the second quarter of last year. Year-to-date Adjusted non-compensation costs were $114.5 million, up 12% from last year. The ratio of Adjusted non-compensation costs to net revenue for the six months ended June 30, 2017 was 15.8%, compared to 18.3% last year.

Investment Management

	Adjusted
	Three Months Ended			% Change vs.		Six Months Ended
	June 30, 2017	March 31, 2017	June 30, 2016	March 31, 2017	June 30, 2016	June 30, 2017	June 30, 2016	% Change
	(dollars in thousands)
Net Revenues:
Investment Management Revenue	$15,802	$18,089	$23,245	(13%)	(32%)	$33,891	$43,210	(22%)
Other Revenue, net	179	131	244	37%	(27%)	310	485	(36%)
Net Revenues	15,981	18,220	23,489	(12%)	(32%)	34,201	43,695	(22%)

Expenses:
Employee Compensation and Benefits	9,312	9,433	12,418	(1%)	(25%)	18,745	22,615	(17%)
Non-compensation Costs	3,760	3,856	4,498	(2%)	(16%)	7,616	8,492	(10%)
Total Expenses	13,072	13,289	16,916	(2%)	(23%)	26,361	31,107	(15%)

Operating Income	$2,909	$4,931	$6,573	(41%)	(56%)	$7,840	$12,588	(38%)

Compensation Ratio	58.3%	51.8%	52.9%			54.8%	51.8%
Operating Margin	18.2%	27.1%	28.0%			22.9%	28.8%

Assets Under Management (in millions) (1)	$8,701	$8,449	$8,545	3%	2%	$8,701	$8,545	2%

(1) Assets Under Management reflect end of period amounts from our consolidated subsidiaries.

For the second quarter, Evercore's Investment Management segment reported Adjusted Net Revenues of $16.0 million and Adjusted Operating Income of $2.9 million. The Adjusted Operating Margin was 18.2% for the second quarter. For the six months ended June 30, 2017, Investment Management reported Adjusted Net Revenues of $34.2 million and Adjusted Operating Income $7.8 million. The Adjusted year-to-date Operating Margin was 22.9%, compared to 28.8% last year.

As of June 30, 2017, Investment Management reported $8.7 billion of AUM, an increase of 3% from March 31, 2017.

Adjusted Revenues

	Adjusted
	Three Months Ended			% Change vs.		Six Months Ended
	June 30, 2017	March 31, 2017	June 30, 2016	March 31, 2017	June 30, 2016	June 30, 2017	June 30, 2016	% Change
	(dollars in thousands)
Investment Advisory and Management Fees:
Wealth Management	$9,861	$9,643	$9,090	2%	8%	$19,504	$17,869	9%
Institutional Asset Management (1)	5,573	5,623	5,522	(1%)	1%	11,196	11,178	—%
Private Equity	—	—	1,348	NM	NM	—	2,697	NM
Total Investment Advisory and Management Fees	15,434	15,266	15,960	1%	(3%)	30,700	31,744	(3%)

Realized and Unrealized Gains (Losses):
Institutional Asset Management	943	725	1,147	30%	(18%)	1,668	2,402	(31%)
Private Equity	(2,532)	339	4,764	NM	NM	(2,193)	6,131	NM
Total Realized and Unrealized Gains (Losses)	(1,589)	1,064	5,911	NM	NM	(525)	8,533	NM

Equity in Earnings of Affiliates (2)	1,957	1,759	1,374	11%	42%	3,716	2,933	27%
Investment Management Revenue	$15,802	$18,089	$23,245	(13%)	(32%)	$33,891	$43,210	(22%)

(1) Management fees from Institutional Asset Management on an Adjusted basis reflect the reduction of revenues for client-related expenses of $37, $16 and $384 for the three months ended June 30, 2017, March 31, 2017 and June 30, 2016, respectively, and $53 and $407 for the six months ended June 30, 2017 and 2016, respectively.

(2) Equity in G5 ǀ Evercore - Wealth Management, ABS and Atalanta Sosnoff on a U.S. GAAP basis are reclassified from Investment Management Revenue to Income from Equity Method Investments.

On September 30, 2016, the Company completed the transfer of ownership and control of the Mexican Private Equity Business to a newly formed entity, Glisco Partners Inc., which is controlled by the principals of the business.

Adjusted Investment Advisory and Management Fees of $15.4 million for the second quarter decreased 3% compared to the second quarter of last year, driven primarily by a lack of fees in Private Equity during the second quarter of 2017, partially offset by higher fees in Wealth Management in the second quarter of 2017.

Realized and Unrealized Losses of ($1.6) million in the second quarter decreased relative to the second quarter of last year, driven principally by losses related to the wind-down of a Private Equity fund in Mexico.

Equity in Earnings of Affiliates of $2.0 million in the second quarter increased relative to the second quarter of last year principally as a result of higher income earned in the second quarter of 2017 by ABS and Atalanta Sosnoff.

Expenses

Investment Management's second quarter Adjusted expenses were $13.1 million, down 23% compared to the second quarter of last year. Assuming the restructuring of certain Investment Management affiliates had occurred on December 31, 2015, Adjusted Investment Management expenses would have decreased 20% when compared to the second quarter of last year. Year-to-date Adjusted Investment Management expenses were $26.4 million, down 15% from last year. Assuming the restructuring of certain Investment Management affiliates had occurred on December 31, 2015, Adjusted Investment Management expenses would have decreased 10% when compared to the six months ended June 30, 2016.

Balance Sheet

The Company continues to maintain a strong balance sheet, holding cash, cash equivalents and marketable securities of $469.6 million at June 30, 2017. Current assets exceed current liabilities by $403.7 million at June 30, 2017. Amounts due related to the Long-Term Notes Payable and Subordinated Borrowings were $175.0 million at June 30, 2017.

Capital Transactions

On July 26, 2017, the Board of Directors of Evercore declared a quarterly dividend of $0.34 per share to be paid on September 8, 2017 to common stockholders of record on August 25, 2017.

During the three months ended June 30, 2017 the Company repurchased approximately 2.0 million shares/units at an average price per share/unit of $72.99. During the six months ended June 30, 2017, the Company repurchased a total of 3.1 million shares/units at an average price per share/unit of $74.76.

During the first quarter, after consideration of the market environment in which our equities business operates and the intermediate term cost structure of that business, we reduced the shares we expect to deliver, included in our Adjusted share base, for the 2014 acquisition of ISI from approximately 7.0 million shares to 5.4 million shares. Further, in July 2017, the Board of Directors approved the exchange of all of the outstanding Class H LP Interests into 1.9 million Class J LP Units, reducing the aggregate number of units to 5.3 million. The new units contain the same service vesting terms as the Class H LP Interests and are not entitled to distributions. The Class J LP Units do not have performance thresholds and the holders will be issued one share each of Class B common stock of Evercore Partners Inc., which will entitle them to one vote on all matters submitted generally to holders of Class A and Class B common stock for each Class E LP Unit and Class J LP Unit held.

The total shares available to be granted in the future under the Amended and Restated 2016 Evercore Partners Inc. Stock Incentive Plan was approximately 7.4 million as of June 30, 2017.

Conference Call

Evercore will host a related conference call beginning at 8:00 a.m. Eastern Time, Thursday, July 27, 2017, accessible via telephone and the internet. Investors and analysts may participate in the live conference call by dialing (877) 359-9508 (toll-free domestic) or (224) 357-2393 (international); passcode: 55408308. Please register at least 10 minutes before the conference call begins. A replay of the call will be available for one week via telephone starting approximately one hour after the call ends. The replay can be accessed at (855) 859-2056 (toll-free domestic) or (404) 537-3406 (international); passcode: 55408308. A live webcast of the conference call will be available on the Investor Relations section of Evercore’s website at www.evercore.com. The webcast will be archived on Evercore’s website for 30 days after the call.

About Evercore

Established in 1995, Evercore is a leading global independent investment banking advisory firm. Evercore advises a diverse set of investment banking clients on a wide range of transactions and issues and provides institutional investors with high quality equity research, sales and trading execution that is free of the conflicts created by proprietary activities. The Firm also offers investment management services to high net worth and institutional investors. With 28 offices and affiliate offices in North America, Europe, South America and Asia, Evercore has the scale and strength to serve clients globally through a focused and tailored approach designed to meet their unique needs. More information about Evercore can be found on the Company's website at www.evercore.com.

Investor Contact:    Robert B. Walsh
Chief Financial Officer, Evercore
212-857-3100

Media Contact:    Dana Gorman
The Abernathy MacGregor Group, for Evercore
212-371-5999

Basis of Alternative Financial Statement Presentation

Our Adjusted results are a non-GAAP measure. As discussed further under "Non-GAAP Measures", Evercore believes that the disclosed Adjusted measures and any adjustments thereto, when presented in conjunction with comparable U.S. GAAP measures, are useful to investors to compare Evercore's results across several periods and better reflect management's view of operating results. These measures should not be considered a substitute for, or superior to, measures of financial performance prepared in accordance with U.S. GAAP. A reconciliation of our U.S. GAAP results to Adjusted results is presented in the tables included in Annex I.

Forward-Looking Statements

This release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, which reflect our current views with respect to, among other things, Evercore's operations and financial performance. In some cases, you can identify these forward-looking statements by the use of words such as "outlook," "believes," "expects," "potential," "probable," "continues," "may," "will," "should," "seeks," "approximately," "predicts," "intends," "plans," "estimates," "anticipates" or the negative version of these words or other comparable words. All statements other than statements of historical fact included in this presentation are forward-looking statements and are based on various underlying assumptions and expectations and are subject to known and unknown risks, uncertainties and assumptions, and may include projections of our future financial performance based on our growth strategies and anticipated trends in Evercore's business. Accordingly, there are or will be important factors that could cause actual outcomes or results to differ materially from those indicated in these statements. Evercore believes these factors include, but are not limited to, those described under "Risk Factors" discussed in Evercore's Annual Report on Form 10-K for the year ended December 31, 2016, subsequent quarterly reports on Form 10-Q, current reports on Form 8-K and Registration Statements. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in this release. In addition, new risks and uncertainties emerge from time to time, and it is not possible for Evercore to predict all risks and uncertainties, nor can Evercore assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. Accordingly, you should not rely upon forward-looking statements as a prediction of actual results and Evercore does not assume any responsibility for the accuracy or completeness of any of these forward-looking statements. Evercore undertakes no obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise.

With respect to any securities offered by any private equity fund referenced herein, such securities have not been and will not be registered under the Securities Act of 1933, as amended, and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

ANNEX I

EVERCORE PARTNERS INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
THREE AND SIX MONTHS ENDED JUNE 30, 2017 AND 2016
(dollars in thousands, except per share data)
(UNAUDITED)

	Three Months Ended June 30,		Six Months Ended June 30,
	2017	2016	2017	2016

Revenues
Investment Banking Revenue	$357,531	$327,174	$729,469	$567,800
Investment Management Revenue	13,882	22,255	30,228	40,684
Other Revenue	3,859	5,764	7,598	7,141
Total Revenues	375,272	355,193	767,295	615,625
Interest Expense (1)	4,802	4,537	9,578	7,256
Net Revenues	370,470	350,656	757,717	608,369

Expenses
Employee Compensation and Benefits	236,856	221,334	442,414	401,249
Occupancy and Equipment Rental	13,585	10,582	26,660	21,356
Professional Fees	10,203	13,751	27,281	24,453
Travel and Related Expenses	16,883	15,989	31,863	29,818
Communications and Information Services	9,941	9,786	20,252	19,789
Depreciation and Amortization	6,047	6,626	11,846	13,008
Special Charges	21,507	—	21,507	—
Acquisition and Transition Costs	377	(329)	377	(329)
Other Operating Expenses	8,805	10,312	17,922	20,295
Total Expenses	324,204	288,051	600,122	529,639

Income Before Income from Equity Method Investments and Income Taxes	46,266	62,605	157,595	78,730
Income from Equity Method Investments	2,070	1,664	3,680	2,951
Income Before Income Taxes	48,336	64,269	161,275	81,681
Provision for Income Taxes	22,459	30,676	40,751	40,410
Net Income	25,877	33,593	120,524	41,271
Net Income Attributable to Noncontrolling Interest	7,693	9,506	21,569	11,866
Net Income Attributable to Evercore Partners Inc.	$18,184	$24,087	$98,955	$29,405

Net Income Attributable to Evercore Partners Inc. Common Shareholders	$18,184	$24,087	$98,955	$29,405

Weighted Average Shares of Class A Common Stock Outstanding:
Basic	40,109	39,249	40,294	39,435
Diluted	44,706	43,603	45,319	44,261

Net Income Per Share Attributable to Evercore Partners Inc. Common Shareholders:
Basic	$0.45	$0.61	$2.46	$0.75
Diluted	$0.41	$0.55	$2.18	$0.66

(1) Includes interest expense on long-term debt and interest expense on short-term repurchase agreements.

Adjusted Results

Throughout the discussion of Evercore's business segments, information is presented on an Adjusted basis (formerly called "Adjusted Pro Forma"), which is a non-generally accepted accounting principles ("non-GAAP") measure. Adjusted results begin with information prepared in accordance with accounting principles generally accepted in the United States of America ("U.S. GAAP"), adjusted to exclude certain items and reflect the conversion of vested and certain unvested Evercore LP Units and Interests, as well as Acquisition Related Share Issuances and Unvested Restricted Stock Units granted to Lexicon and ISI employees, into Class A shares. Evercore believes that the disclosed Adjusted measures and any adjustments thereto, when presented in conjunction with comparable U.S. GAAP measures, are useful to investors to compare Evercore's results across several periods and facilitate an understanding of Evercore's operating results. The Company uses these measures to evaluate its operating performance, as well as the performance of individual employees. These measures should not be considered a substitute for, or superior to, measures of financial performance prepared in accordance with U.S. GAAP. These Adjusted amounts are allocated to the Company's two business segments: Investment Banking and Investment Management. The differences between the Adjusted and U.S. GAAP results are as follows:
1. Assumed Vesting of Evercore LP Units and Exchange into Class A Shares. The Company incurred expenses, in Employee Compensation and Benefits, resulting from the vesting of Class E LP Units issued in conjunction with the acquisition of ISI, as well as Class G and H LP Interests. The amount of expense or the reversal of expense for the Class G and H LP Interests is based on the determination if it is probable that Evercore ISI will achieve certain earnings and margin targets in 2017 and in future periods. The Adjusted results assume these LP Units and certain Class G and H LP Interests have vested and have been exchanged for Class A shares. Accordingly, any expense or reversal of expense associated with these units and interests, and related awards, is excluded from the Adjusted results, and the noncontrolling interest related to these units is converted to a controlling interest. The Company's Management believes that it is useful to provide the per-share effect associated with the assumed conversion of these previously granted equity interests, and thus the Adjusted results reflect the exchange of certain vested and unvested Evercore LP partnership units and interests and IPO related restricted stock unit awards into Class A shares.

2.
Adjustments Associated with Business Combinations. The following charges resulting from business combinations have been excluded from the Adjusted results because the Company's Management believes that operating performance is more comparable across periods excluding the effects of these acquisition-related charges:

a.
Amortization of Intangible Assets and Other Purchase Accounting-related Amortization. Amortization of intangible assets and other purchase accounting-related amortization from the acquisitions of ISI, SFS and certain other acquisitions.

b.
Acquisition and Transition Costs. Primarily professional fees incurred, as well as the reversal of a provision for certain settlements in 2016 and costs related to transitioning acquisitions or divestitures.

c.
Fair Value of Contingent Consideration. The expense associated with changes in the fair value of contingent consideration issued to the sellers of certain of the Company's acquisitions is excluded from the Adjusted results.

d.
Gain on Transfer of Ownership of Mexican Private Equity Business. The gain resulting from the transfer of ownership of the Mexican Private Equity business in the third quarter of 2016 is excluded from the Adjusted Results.

3.	Client Related Expenses. Client related expenses and provisions for uncollected receivables have been classified as a reduction of revenue in the Adjusted presentation. The Company's Management believes that this adjustment results in more meaningful key operating ratios, such as compensation to net revenues and operating margin.

4.
Special Charges. Expenses during 2017 relate to a charge for the impairment of goodwill in the Institutional Asset Management reporting unit and a charge for the impairment of our investment in G5 | Evercore in the second quarter.

5.
Income Taxes. Evercore is organized as a series of Limited Liability Companies, Partnerships, C-Corporations and a Public Corporation and therefore, not all of the Company's income is subject to corporate-level taxes. As a result, adjustments have been made to the Adjusted earnings to assume that the Company has adopted a conventional corporate tax structure and is taxed as a C-Corporation in the U.S. at the prevailing corporate rates and that all deferred tax assets relating to foreign operations are fully realizable within the structure on a consolidated basis. This assumption is consistent with the assumption that certain Evercore LP Units and interests are vested and exchanged into Class A shares, as discussed in Item 1 above, as the assumed exchange would change the tax structure of the Company. In addition, the Adjusted presentation can reflect the netting of changes in the Company's Tax Receivable Agreement against Income Tax Expense.

6. Presentation of Interest Expense. The Adjusted results present interest expense on short-term repurchase agreements, within the Investment Management segment, in Other Revenues, net, as the Company's Management believes it is more meaningful to present the spread on net interest resulting from the matched financial assets and liabilities. In addition, Adjusted Investment Banking and Investment Management Operating Income are presented before interest expense on debt, which is included in interest expense on a U.S. GAAP basis.
7. Presentation of Income from Equity Method Investments. The Adjusted results present Income from Equity Method Investments within Revenue as the Company's Management believes it is a more meaningful presentation.
This release also presents changes in Adjusted Net Revenues, Adjusted Investment Management Revenues and Adjusted Investment Management Expenses from the prior-year periods assuming that the restructuring of certain Investment Management affiliates occurred on December 31, 2015. This includes the transfer of ownership of the Mexican Private Equity Business that occurred on September 30, 2016. Evercore believes this is useful additional information for investors because it improves the comparability of period-over-period results and aligns with management's view of business performance.

EVERCORE PARTNERS INC.
U.S. GAAP RECONCILIATION TO ADJUSTED RESULTS
(dollars in thousands, except per share data)
(UNAUDITED)

	Three Months Ended			Six Months Ended
	June 30, 2017	March 31, 2017	June 30, 2016	June 30, 2017	June 30, 2016
Net Revenues - U.S. GAAP	$370,470	$387,247	$350,656	$757,717	$608,369
Client Related Expenses (1)	(2,261)	(6,699)	(6,924)	(8,960)	(10,869)
Income from Equity Method Investments (2)	2,070	1,610	1,664	3,680	2,951
Interest Expense on Debt (3)	2,425	2,581	2,876	5,006	5,024
Net Revenues - Adjusted	$372,704	$384,739	$348,272	$757,443	$605,475

Compensation Expense - U.S. GAAP	$236,856	$205,558	$221,334	$442,414	$401,249
Amortization of LP Units / Interests and Certain Other Awards (4)	(17,102)	21,371	(20,738)	4,269	(52,497)
Compensation Expense - Adjusted	$219,754	$226,929	$200,596	$446,683	$348,752

Operating Income - U.S. GAAP	$46,266	$111,329	$62,605	$157,595	$78,730
Income from Equity Method Investments (2)	2,070	1,610	1,664	3,680	2,951
Pre-Tax Income - U.S. GAAP	48,336	112,939	64,269	161,275	81,681
Amortization of LP Units / Interests and Certain Other Awards (4)	17,102	(21,371)	20,738	(4,269)	52,497
Special Charges (5)	21,507	—	—	21,507	—
Intangible Asset Amortization / Other Purchase Accounting-related Amortization (6a)	2,392	2,392	2,845	4,784	6,090
Acquisition and Transition Costs (6b)	377	—	(329)	377	(329)
Fair Value of Contingent Consideration (6c)	—	—	581	—	687
Pre-Tax Income - Adjusted	89,714	93,960	88,104	183,674	140,626
Interest Expense on Debt (3)	2,425	2,581	2,876	5,006	5,024
Operating Income - Adjusted	$92,139	$96,541	$90,980	$188,680	$145,650

Provision for Income Taxes - U.S. GAAP	$22,459	$18,292	$30,676	$40,751	$40,410
Income Taxes (7)	11,534	(8,022)	2,364	3,512	12,325
Provision for Income Taxes - Adjusted	$33,993	$10,270	$33,040	$44,263	$52,735

Net Income Attributable to Evercore Partners Inc. - U.S. GAAP	$18,184	$80,771	$24,087	$98,955	$29,405
Amortization of LP Units / Interests and Certain Other Awards (4)	17,102	(21,371)	20,738	(4,269)	52,497
Special Charges (5)	21,507	—	—	21,507	—
Intangible Asset Amortization / Other Purchase Accounting-related Amortization (6a)	2,392	2,392	2,845	4,784	6,090
Acquisition and Transition Costs (6b)	377	—	(329)	377	(329)
Fair Value of Contingent Consideration (6c)	—	—	581	—	687
Income Taxes (7)	(11,534)	8,022	(2,364)	(3,512)	(12,325)
Noncontrolling Interest (8)	5,733	13,826	7,805	19,559	10,153
Net Income Attributable to Evercore Partners Inc. - Adjusted	$53,761	$83,640	$53,363	$137,401	$86,178

Diluted Shares Outstanding - U.S. GAAP	44,706	45,936	43,603	45,319	44,261
LP Units (9)	5,886	6,074	7,617	6,012	7,363
Unvested Restricted Stock Units - Event Based (9)	12	12	12	12	12
Diluted Shares Outstanding - Adjusted	50,604	52,022	51,232	51,343	51,636

Key Metrics: (a)
Diluted Earnings Per Share - U.S. GAAP	$0.41	$1.76	$0.55	$2.18	$0.66
Diluted Earnings Per Share - Adjusted	$1.06	$1.61	$1.04	$2.68	$1.67

Compensation Ratio - U.S. GAAP	63.9%	53.1%	63.1%	58.4%	66.0%
Compensation Ratio - Adjusted	59.0%	59.0%	57.6%	59.0%	57.6%

Operating Margin - U.S. GAAP	12.5%	28.7%	17.9%	20.8%	12.9%
Operating Margin - Adjusted	24.7%	25.1%	26.1%	24.9%	24.1%

Effective Tax Rate - U.S. GAAP	46.5%	16.2%	47.7%	25.3%	49.5%
Effective Tax Rate - Adjusted	37.9%	10.9%	37.5%	24.1%	37.5%

(a) Reconciliations of the key metrics from U.S. GAAP to Adjusted results are a derivative of the reconciliations of their components above.

EVERCORE PARTNERS INC.
RECONCILIATION TO RESTRUCTURING OF INVESTMENT MANAGEMENT ADJUSTED RESULTS
(dollars in thousands)
(UNAUDITED)

	Three Months Ended			Six Months Ended
	June 30, 2017	June 30, 2016	% Change	June 30, 2017	June 30, 2016	% Change

Net Revenues - U.S. GAAP	$370,470	$350,656	6%	$757,717	$608,369	25%
Adjustments - U.S. GAAP to Adjusted (a)	2,234	(2,384)	NM	(274)	(2,894)	91%
Net Revenues - Adjusted	372,704	348,272	7%	757,443	605,475	25%
Transfer of Ownership of Mexican Private Equity Business (11)	—	(1,050)	NM	—	(2,100)	NM
Adjusted Net Revenues - Including Restructuring of Investment Management Adjustments	$372,704	$347,222	7%	$757,443	$603,375	26%

Investment Management Revenues - U.S. GAAP	$13,882	$22,255	(38%)	$30,228	$40,684	(26%)
Adjustments - U.S. GAAP to Adjusted (b)	1,920	990	94%	3,663	2,526	45%
Investment Management Revenues - Adjusted	15,802	23,245	(32%)	33,891	43,210	(22%)
Transfer of Ownership of Mexican Private Equity Business (11)	—	(1,050)	NM	—	(2,100)	NM
Adjusted Investment Management Revenues - Including Restructuring of Investment Management Adjustments	$15,802	$22,195	(29%)	$33,891	$41,110	(18%)

Investment Management Expenses - U.S. GAAP	$20,593	$17,731	16%	$33,898	$32,027	6%
Adjustments - U.S. GAAP to Adjusted (b)	(7,521)	(815)	(823%)	(7,537)	(920)	(719%)
Investment Management Expenses - Adjusted	13,072	16,916	(23%)	26,361	31,107	(15%)
Transfer of Ownership of Mexican Private Equity Business (11)	—	(636)	NM	—	(1,657)	NM
Adjusted Investment Management Expenses - Including Restructuring of Investment Management Adjustments	$13,072	$16,280	(20%)	$26,361	$29,450	(10%)

(a) See page A-4 for details of U.S. GAAP to Adjusted adjustments.
(b) See pages A-8 and A-10 for details of U.S. GAAP to Adjusted adjustments.

EVERCORE PARTNERS INC.
RECONCILIATION TO ADJUSTED RESULTS EXCLUDING CHANGE IN ACCOUNTING FOR INCOME TAXES RELATED TO SHARE-BASED PAYMENTS
(dollars in thousands)
(UNAUDITED)

	Six Months Ended
	June 30, 2017	June 30, 2016	% Change

Net Income Attributable to Evercore Partners Inc. - U.S. GAAP	$98,955	$29,405	237%
Adjustments - U.S. GAAP to Adjusted (a)	38,446	56,773	(32%)
Net Income Attributable to Evercore Partners Inc. - Adjusted	137,401	86,178	59%
Change in Accounting for Income Taxes Related to Share-Based Payments (12)	(25,529)	—	NM
Adjusted Net Income Attributable to Evercore Partners Inc. - Excluding Change in Accounting for Income Taxes Related to Share-Based Payments	$111,872	$86,178	30%

Diluted Shares Outstanding - U.S. GAAP	45,319	44,261	2%
Adjustments - U.S. GAAP to Adjusted (a)	6,024	7,375	(18%)
Diluted Shares Outstanding - Adjusted	51,343	51,636	(1%)
Change in Accounting for Income Taxes Related to Share-Based Payments (12)	(261)	—	NM
Adjusted Diluted Shares Outstanding - Excluding Change in Accounting for Income Taxes Related to Share-Based Payments	51,082	51,636	(1%)

Key Metrics: (b)
U.S. GAAP Diluted Earnings Per Share	$2.18	$0.66	230%
Adjusted Diluted Earnings Per Share	$2.68	$1.67	60%
Adjusted Diluted Earnings Per Share - Excluding Change in Accounting for Income Taxes Related to Share-Based Payments	$2.19	$1.67	31%

(a) See page A-4 for details of U.S. GAAP to Adjusted adjustments.
(b) Reconciliations of the key metrics are a derivative of the reconciliations of their components above.

EVERCORE PARTNERS INC.
U.S. GAAP RECONCILIATION TO ADJUSTED RESULTS
TRAILING TWELVE MONTHS
(dollars in thousands)
(UNAUDITED)
	Consolidated
	Twelve Months Ended
	June 30, 2017	March 31, 2017	June 30, 2016
Net Revenues - U.S. GAAP	$1,589,400	$1,569,586	$1,325,563
Client Related Expenses (1)	(23,489)	(28,152)	(25,514)
Income from Equity Method Investments (2)	7,370	6,964	5,896
Interest Expense on Debt (3)	10,230	10,681	9,292
Gain on Transfer of Ownership of Mexican Private Equity Business (10)	(406)	(406)	—
Net Revenues - Adjusted	$1,583,105	$1,558,673	$1,315,237

Compensation Expense - U.S. GAAP	$941,755	$926,233	$853,154
Amortization of LP Units / Interests and Certain Other Awards (4)	(24,080)	(27,716)	(92,027)
Compensation Expense - Adjusted	$917,675	$898,517	$761,127

Compensation Ratio - U.S. GAAP (a)	59.3%	59.0%	64.4%
Compensation Ratio - Adjusted (a)	58.0%	57.6%	57.9%

	Investment Banking
	Twelve Months Ended
	June 30, 2017	March 31, 2017	June 30, 2016
Net Revenues - U.S. GAAP	$1,523,168	$1,494,916	$1,237,828
Client Related Expenses (1)	(22,937)	(27,253)	(25,038)
Income from Equity Method Investments (2)	1,316	1,493	230
Interest Expense on Debt (3)	10,230	10,681	6,958
Net Revenues - Adjusted	$1,511,777	$1,479,837	$1,219,978

Compensation Expense - U.S. GAAP	$906,174	$887,546	$804,395
Amortization of LP Units / Interests and Certain Other Awards (4)	(24,080)	(27,716)	(92,027)
Compensation Expense - Adjusted	$882,094	$859,830	$712,368

Compensation Ratio - U.S. GAAP (a)	59.5%	59.4%	65.0%
Compensation Ratio - Adjusted (a)	58.3%	58.1%	58.4%

(a) Reconciliations of the key metrics from U.S. GAAP to Adjusted results are a derivative of the reconciliations of their components above.

EVERCORE PARTNERS INC.
U.S. GAAP SEGMENT RECONCILIATION TO ADJUSTED RESULTS
FOR THE THREE AND SIX MONTHS ENDED JUNE 30, 2017
(dollars in thousands)
(UNAUDITED)

	Investment Banking Segment
	Three Months Ended June 30, 2017				Six Months Ended June 30, 2017
	U.S. GAAP Basis	Adjustments		Non-GAAP Adjusted Basis	U.S. GAAP Basis	Adjustments		Non-GAAP Adjusted Basis
Net Revenues:
Investment Banking Revenue	$357,531	$(2,111)	(1)(2)	$355,420	$729,469	$(8,943)	(1)(2)	$720,526
Other Revenue, net	(1,122)	2,425	(3)	1,303	(2,290)	5,006	(3)	2,716
Net Revenues	356,409	314		356,723	727,179	(3,937)		723,242

Expenses:
Employee Compensation and Benefits	227,544	(17,102)	(4)	210,442	423,669	4,269	(4)	427,938
Non-compensation Costs	61,667	(4,616)	(6)	57,051	128,155	(13,691)	(6)	114,464
Special Charges	14,400	(14,400)	(5)	—	14,400	(14,400)	(5)	—
Total Expenses	303,611	(36,118)		267,493	566,224	(23,822)		542,402

Operating Income (a)	$52,798	$36,432		$89,230	$160,955	$19,885		$180,840

Compensation Ratio (b)	63.8%			59.0%	58.3%			59.2%
Operating Margin (b)	14.8%			25.0%	22.1%			25.0%

	Investment Management Segment
	Three Months Ended June 30, 2017				Six Months Ended June 30, 2017
	U.S. GAAP Basis	Adjustments		Non-GAAP Adjusted Basis	U.S. GAAP Basis	Adjustments		Non-GAAP Adjusted Basis
Net Revenues:
Investment Management Revenue	$13,882	$1,920	(1)(2)	$15,802	$30,228	$3,663	(1)(2)	$33,891
Other Revenue, net	179	—		179	310	—		310
Net Revenues	14,061	1,920		15,981	30,538	3,663		34,201

Expenses:
Employee Compensation and Benefits	9,312	—		9,312	18,745	—		18,745
Non-compensation Costs	4,174	(414)	(6)	3,760	8,046	(430)	(6)	7,616
Special Charges	7,107	(7,107)	(5)	—	7,107	(7,107)	(5)	—
Total Expenses	20,593	(7,521)		13,072	33,898	(7,537)		26,361

Operating Income (Loss) (a)	$(6,532)	$9,441		$2,909	$(3,360)	$11,200		$7,840

Compensation Ratio (b)	66.2%			58.3%	61.4%			54.8%
Operating Margin (b)	(46.5%)			18.2%	(11.0%)			22.9%

(a) Operating Income (Loss) for U.S. GAAP excludes Income (Loss) from Equity Method Investments.
(b) Reconciliations of the key metrics from U.S. GAAP to Adjusted results are a derivative of the reconciliations of their components above.

EVERCORE PARTNERS INC.
U.S. GAAP SEGMENT RECONCILIATION TO ADJUSTED RESULTS
FOR THE THREE MONTHS ENDED MARCH 31, 2017
(dollars in thousands)
(UNAUDITED)

	Investment Banking Segment
	Three Months Ended March 31, 2017
	U.S. GAAP Basis	Adjustments		Non-GAAP Adjusted Basis
Net Revenues:
Investment Banking Revenue	$371,938	$(6,832)	(1)(2)	$365,106
Other Revenue, net	(1,168)	2,581	(3)	1,413
Net Revenues	370,770	(4,251)		366,519

Expenses:
Employee Compensation and Benefits	196,125	21,371	(4)	217,496
Non-compensation Costs	66,488	(9,075)	(6)	57,413
Total Expenses	262,613	12,296		274,909

Operating Income (a)	$108,157	$(16,547)		$91,610

Compensation Ratio (b)	52.9%			59.3%
Operating Margin (b)	29.2%			25.0%

	Investment Management Segment
	Three Months Ended March 31, 2017
	U.S. GAAP Basis	Adjustments		Non-GAAP Adjusted Basis
Net Revenues:
Investment Management Revenue	$16,346	$1,743	(1)(2)	$18,089
Other Revenue, net	131	—		131
Net Revenues	16,477	1,743		18,220

Expenses:
Employee Compensation and Benefits	9,433	—		9,433
Non-compensation Costs	3,872	(16)	(6)	3,856
Total Expenses	13,305	(16)		13,289

Operating Income (a)	$3,172	$1,759		$4,931

Compensation Ratio (b)	57.2%			51.8%
Operating Margin (b)	19.3%			27.1%

(a) Operating Income for U.S. GAAP excludes Income (Loss) from Equity Method Investments.
(b) Reconciliations of the key metrics from U.S. GAAP to Adjusted results are a derivative of the reconciliations of their components above.

EVERCORE PARTNERS INC.
U.S. GAAP SEGMENT RECONCILIATION TO ADJUSTED RESULTS
FOR THE THREE AND SIX MONTHS ENDED JUNE 30, 2016
(dollars in thousands)
(UNAUDITED)

	Investment Banking Segment
	Three Months Ended June 30, 2016				Six Months Ended June 30, 2016
	U.S. GAAP Basis	Adjustments		Non-GAAP Adjusted Basis	U.S. GAAP Basis	Adjustments		Non-GAAP Adjusted Basis
Net Revenues:
Investment Banking Revenue	$327,174	$(6,250)	(1)(2)	$320,924	$567,800	$(10,444)	(1)(2)	$557,356
Other Revenue, net	983	2,876	(3)	3,859	70	4,354	(3)	4,424
Net Revenues	328,157	(3,374)		324,783	567,870	(6,090)		561,780

Expenses:
Employee Compensation and Benefits	208,916	(20,738)	(4)	188,178	378,634	(52,497)	(4)	326,137
Non-compensation Costs	61,404	(9,206)	(6)	52,198	118,978	(16,397)	(6)	102,581
Total Expenses	270,320	(29,944)		240,376	497,612	(68,894)		428,718

Operating Income (a)	$57,837	$26,570		$84,407	$70,258	$62,804		$133,062

Compensation Ratio (b)	63.7%			57.9%	66.7%			58.1%
Operating Margin (b)	17.6%			26.0%	12.4%			23.7%

	Investment Management Segment
	Three Months Ended June 30, 2016				Six Months Ended June 30, 2016
	U.S. GAAP Basis	Adjustments		Non-GAAP Adjusted Basis	U.S. GAAP Basis	Adjustments		Non-GAAP Adjusted Basis
Net Revenues:
Investment Management Revenue	$22,255	$990	(1)(2)	$23,245	$40,684	$2,526	(1)(2)	$43,210
Other Revenue, net	244	—		244	(185)	670	(3)	485
Net Revenues	22,499	990		23,489	40,499	3,196		43,695

Expenses:
Employee Compensation and Benefits	12,418	—		12,418	22,615	—		22,615
Non-compensation Costs	5,313	(815)	(6)	4,498	9,412	(920)	(6)	8,492
Total Expenses	17,731	(815)		16,916	32,027	(920)		31,107

Operating Income (a)	$4,768	$1,805		$6,573	$8,472	$4,116		$12,588

Compensation Ratio (b)	55.2%			52.9%	55.8%			51.8%
Operating Margin (b)	21.2%			28.0%	20.9%			28.8%

(a) Operating Income for U.S. GAAP excludes Income (Loss) from Equity Method Investments.
(b) Reconciliations of the key metrics from U.S. GAAP to Adjusted results are a derivative of the reconciliations of their components above.

EVERCORE PARTNERS INC.
U.S. GAAP SEGMENT RECONCILIATION TO CONSOLIDATED RESULTS
(dollars in thousands)
(UNAUDITED)

	U.S. GAAP
	Three Months Ended			Six Months Ended
	June 30, 2017	March 31, 2017	June 30, 2016	June 30, 2017	June 30, 2016
Investment Banking
Net Revenues:
Investment Banking Revenue	$357,531	$371,938	$327,174	$729,469	$567,800
Other Revenue, net	(1,122)	(1,168)	983	(2,290)	70
Net Revenues	356,409	370,770	328,157	727,179	567,870

Expenses:
Employee Compensation and Benefits	227,544	196,125	208,916	423,669	378,634
Non-compensation Costs	61,667	66,488	61,404	128,155	118,978
Special Charges	14,400	—	—	14,400	—
Total Expenses	303,611	262,613	270,320	566,224	497,612

Operating Income (a)	$52,798	$108,157	$57,837	$160,955	$70,258

Investment Management
Net Revenues:
Investment Management Revenue	$13,882	$16,346	$22,255	$30,228	$40,684
Other Revenue, net	179	131	244	310	(185)
Net Revenues	14,061	16,477	22,499	30,538	40,499

Expenses:
Employee Compensation and Benefits	9,312	9,433	12,418	18,745	22,615
Non-compensation Costs	4,174	3,872	5,313	8,046	9,412
Special Charges	7,107	—	—	7,107	—
Total Expenses	20,593	13,305	17,731	33,898	32,027

Operating Income (Loss) (a)	$(6,532)	$3,172	$4,768	$(3,360)	$8,472

Total
Net Revenues:
Investment Banking Revenue	$357,531	$371,938	$327,174	$729,469	$567,800
Investment Management Revenue	13,882	16,346	22,255	30,228	40,684
Other Revenue, net	(943)	(1,037)	1,227	(1,980)	(115)
Net Revenues	370,470	387,247	350,656	757,717	608,369

Expenses:
Employee Compensation and Benefits	236,856	205,558	221,334	442,414	401,249
Non-compensation Costs	65,841	70,360	66,717	136,201	128,390
Special Charges	21,507	—	—	21,507	—
Total Expenses	324,204	275,918	288,051	600,122	529,639

Operating Income (a)	$46,266	$111,329	$62,605	$157,595	$78,730

(a) Operating Income excludes Income (Loss) from Equity Method Investments.

Notes to Unaudited Condensed Consolidated Adjusted Financial Data

For further information on these adjustments, see page A-2.

(1)	Client related expenses and provisions for uncollected receivables have been reclassified as a reduction of Revenue in the Adjusted presentation.

(2)	Income (Loss) from Equity Method Investments has been reclassified to Revenue in the Adjusted presentation.

(3)	Interest Expense on Debt is excluded from the Adjusted Investment Banking and Investment Management segment results and is included in Interest Expense in the segment results on a U.S. GAAP basis.

(4)
Expenses or reversal of expenses incurred from the assumed vesting of Class E LP Units and Class G and H LP Interests issued in conjunction with the acquisition of ISI are excluded from the Adjusted presentation.

(5)
Special Charges for 2017 relate to a charge for the impairment of goodwill in the Institutional Asset Management reporting unit and a charge for the impairment of our investment in G5 | Evercore in the second quarter.

(6)	Non-compensation Costs on an Adjusted basis reflect the following adjustments:

	Three Months Ended June 30, 2017
	U.S. GAAP	Adjustments		Adjusted
	(dollars in thousands)
Occupancy and Equipment Rental	$13,585	$—		$13,585
Professional Fees	10,203	2,265	(1)	12,468
Travel and Related Expenses	16,883	(3,521)	(1)	13,362
Communications and Information Services	9,941	(34)	(1)	9,907
Depreciation and Amortization	6,047	(2,392)	(6a)	3,655
Acquisition and Transition Costs	377	(377)	(6b)	—
Other Operating Expenses	8,805	(971)	(1)	7,834
Total Non-compensation Costs	$65,841	$(5,030)		$60,811

	Three Months Ended March 31, 2017
	U.S. GAAP	Adjustments		Adjusted
	(dollars in thousands)
Occupancy and Equipment Rental	$13,075	$—		$13,075
Professional Fees	17,078	(3,520)	(1)	13,558
Travel and Related Expenses	14,980	(2,767)	(1)	12,213
Communications and Information Services	10,311	(20)	(1)	10,291
Depreciation and Amortization	5,799	(2,392)	(6a)	3,407
Other Operating Expenses	9,117	(392)	(1)	8,725
Total Non-compensation Costs	$70,360	$(9,091)		$61,269

	Three Months Ended June 30, 2016
	U.S. GAAP	Adjustments		Adjusted
	(dollars in thousands)
Occupancy and Equipment Rental	$10,582	$—		$10,582
Professional Fees	13,751	(2,988)	(1)	10,763
Travel and Related Expenses	15,989	(3,234)	(1)	12,755
Communications and Information Services	9,786	(22)	(1)	9,764
Depreciation and Amortization	6,626	(2,845)	(6a)	3,781
Acquisition and Transition Costs	(329)	329	(6b)	—
Other Operating Expenses	10,312	(1,261)	(1)(6c)	9,051
Total Non-compensation Costs	$66,717	$(10,021)		$56,696

	Six Months Ended June 30, 2017
	U.S. GAAP	Adjustments		Adjusted
	(dollars in thousands)
Occupancy and Equipment Rental	$26,660	$—		$26,660
Professional Fees	27,281	(1,255)	(1)	26,026
Travel and Related Expenses	31,863	(6,288)	(1)	25,575
Communications and Information Services	20,252	(54)	(1)	20,198
Depreciation and Amortization	11,846	(4,784)	(6a)	7,062
Acquisition and Transition Costs	377	(377)	(6b)	—
Other Operating Expenses	17,922	(1,363)	(1)	16,559
Total Non-compensation Costs	$136,201	$(14,121)		$122,080

	Six Months Ended June 30, 2016
	U.S. GAAP	Adjustments		Adjusted
	(dollars in thousands)
Occupancy and Equipment Rental	$21,356	$—		$21,356
Professional Fees	24,453	(4,370)	(1)	20,083
Travel and Related Expenses	29,818	(5,618)	(1)	24,200
Communications and Information Services	19,789	(39)	(1)	19,750
Depreciation and Amortization	13,008	(6,090)	(6a)	6,918
Acquisition and Transition Costs	(329)	329	(6b)	—
Other Operating Expenses	20,295	(1,529)	(1)(6c)	18,766
Total Non-compensation Costs	$128,390	$(17,317)		$111,073

(6a)
The exclusion from the Adjusted presentation of expenses associated with amortization of intangible assets and other purchase accounting-related amortization from the acquisitions of ISI, SFS and certain other acquisitions.

(6b)	Primarily professional fees incurred, as well as the reversal of a provision for certain settlements in 2016 and costs related to transitioning acquisitions or divestitures.

(6c)	The expense associated with changes in the fair value of contingent consideration issued to the sellers of certain of the Company's acquisitions is excluded from the Adjusted results.

(7)
Evercore is organized as a series of Limited Liability Companies, Partnerships, C-Corporations and a Public Corporation and therefore, not all of the Company's income is subject to corporate level taxes. As a result, adjustments have been made to Evercore's effective tax rate assuming that the Company has adopted a conventional corporate tax structure and is taxed as a C-Corporation in the U.S. at the prevailing corporate rates and that all deferred tax assets relating to foreign operations are fully realizable within the structure on a consolidated basis. In addition, the Adjusted presentation can reflect the netting of changes in the Company's Tax Receivable Agreement against Income Tax Expense.

(8)	Reflects an adjustment to eliminate noncontrolling interest related to all Evercore LP partnership units which are assumed to be converted to Class A common stock in the Adjusted presentation.

(9)
Assumes the vesting, and exchange into Class A shares, of certain Evercore LP partnership units and interests and IPO related restricted stock unit awards in the Adjusted presentation. In the computation of outstanding common stock equivalents for U.S. GAAP net income per share, the Evercore LP partnership units are anti-dilutive.

(10)	The gain resulting from the transfer of ownership of the Mexican Private Equity business in the third quarter of 2016 is excluded from the Adjusted presentation.

(11)
Assumes the transfer of ownership of the Mexican Private Equity business had occurred as of the beginning of the prior period presented and reflects adjustments to eliminate the management fees and expenses that were previously recorded from the Mexican Private Equity business and the addition of income from the Mexican Private Equity business if its results were based on the percentage of the management fees that the Company is currently entitled to. Management believes this adjustment is useful to investors to compare Evercore's results across periods.

(12)
Reflects the impact of the application of ASU 2016-09, "Improvements to Employee Share-Based Payment Accounting," which requires that excess tax benefits and deficiencies from the delivery of Class A common stock under share-based payment arrangements be recognized in the Company’s Provision for Income Taxes rather than in Additional Paid-In-Capital under prior U.S. GAAP.